EXHIBIT 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	Ed Bryson
Chief Financial Officer	Public Relations Manager
(972) 403-8501	(972) 543-5117
getherington@metasolv.com	ebryson@metasolv.com

METASOLV REPORTS FIRST QUARTER FINANCIAL RESULTS

PLANO, Texas, April 23, 2003 – MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for traditional and next-generation networks and services, today announced financial results for the first quarter ended March 31, 2003.

Revenues for the quarter were $21.1 million compared with $21.9 million for the first quarter of 2002. MetaSolv reported a loss of $9.9 million, or $0.26 per diluted share, compared with a loss of $9.0 million, or $0.24 per diluted share, for the first quarter last year.

During the first quarter of 2003, MetaSolv completed the acquisition of London-based Orchestream Holdings plc, and the results of Orchestream are included with MetaSolv’s results effective February 1, 2003. In February 2002, MetaSolv acquired certain operations support systems (OSS) assets from Nortel Networks. Excluding amortization of intangible assets, purchased in-process research and development, restructuring costs, goodwill impairment, and related tax benefits, MetaSolv’s pro forma loss was $3.4 million, or $0.09 per diluted share in each period (please see page 5 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles).

“While it is clear the overall communications market has not significantly improved, we continue to make progress on our key strategic goals, including extending our reach into top tier global service providers and supporting fulfillment of advanced mobile and IP-based services,” said MetaSolv CEO Jim Janicki. “Our recent acquisition of Orchestream demonstrates our determination to continue to enhance our leadership in delivering comprehensive operations support system software solutions.”

Highlights of MetaSolv’s first quarter results include:

•	increased international revenues, with approximately 52% of first quarter revenues from outside the United States, compared to 27% for the prior-year first quarter;

•	further penetration of the wireless service provider market, which contributed approximately 37% of first quarter revenues, compared to 12% for the prior-year first quarter;

•	increased revenue from tier 1 service providers, which accounted for 66% of first quarter revenues, compared to 45% for the prior-year first quarter; and

•	the completion of the acquisition of London-based Orchestream Holdings plc, a recognized leader in IP service activation solutions for both wireline and wireless customers.

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MetaSolv Reports First Quarter Results

“We are pleased with the positive reaction from customers and partners to the Orchestream acquisition, which provides us with the industry’s recognized leading solution for activating IP services,” said Curtis Holmes, MetaSolv president and COO. “We see significant opportunities to deliver the Orchestream products to our existing customer base of more than 170 service providers, and to build on Orchestream’s global channel relationships. We expect the integration of the two companies to be completed by the end of our second quarter.”

MetaSolv paid approximately $13.0 million for Orchestream, which had net tangible assets of approximately $6.1 million, and cash of approximately $10.0 million as of the date of acquisition. At the end of the first quarter, the company’s balance sheet remained strong, with cash and short-term investments of approximately $58.2 million.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com. The on-line replay will be available shortly after the call and continue for 30 days.

A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, April 23, through April 30. The dial-in replay number is 719-457-0820, and the confirmation number is 524984.

About MetaSolv

MetaSolv, Inc. (Nasdaq:MSLV) is a leading, global provider of comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s advanced operations support system (OSS) solutions integrate and automate key operational processes and functions, including service and subscriber provisioning, network resource management, network data collection, and service quality management. More than 170 global fixed-line and mobile operators – including Nextel, BT, Vodafone, Cable & Wireless, T-Mobile, Brasil Telecom, Telstra, and others – use MetaSolv’s products and services to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas, with regional offices in Toronto, Ottawa, London, Sophia-Antipolis, France, Rio de Janeiro, and other key global cities. MetaSolv’s web site is www.metasolv.com.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2002, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; and limitations on the ability of customers to obtain adequate financing.

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MetaSolv Reports First Quarter Results

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Revenues	$21,125	$21,862
Loss from operations	$(12,901)	$(15,102)
Net loss	$(9,852)	$(9,019)
Loss per share:
Basic	$(0.26)	$(0.24)
Diluted	$(0.26)	$(0.24)
Weighted average shares outstanding:
Basic	37,940	37,483
Diluted	37,940	37,483

Pro forma(1)
Net loss	$(3,385)	$(3,418)
Basic and diluted loss per share	$(0.09)	$(0.09)

(1)	See the attached Pro Forma Condensed Consolidated Statements of Income for a reconciliation of Pro Forma Net loss and the Net loss in accordance with Generally Accepted Accounting Principles.

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MetaSolv Reports First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Revenues:
License	$7,576	$7,027
Service	13,549	14,835

Total revenues	21,125	21,862

Cost of revenues:
License	534	156
Amortization of intangible assets	1,613	2,271
Service	8,291	7,091

Total cost of revenues	10,438	9,518

Gross profit	10,687	12,344

Operating expenses:
Research and development	7,826	9,651
Sales and marketing	6,118	7,139
General and administrative	4,450	3,809
Restructuring and other costs	1,327	2,787
In-process research and development write-off	1,640	4,060
Goodwill impairment	2,227	—

Total operating expenses	23,588	27,446

Loss from operations	(12,901)	(15,102)
Interest and other income, net	334	515

Loss before taxes	(12,567)	(14,587)
Income tax benefit	(2,479)	(5,568)
Minority interest	236	—

Net loss	$(9,852)	$(9,019)

Loss per share of common stock:
Basic	$(0.26)	$(0.24)

Diluted	$(0.26)	$(0.24)

Weighted average basic and diluted shares outstanding	37,940	37,483

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MetaSolv Reports First Quarter Results

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Revenues:
License	$7,576	$7,027
Service	13,549	14,835

Total revenues	21,125	21,862

Cost of revenues:
License	534	156
Service	8,291	7,091

Total cost of revenues	8,825	7,247

Gross profit	12,300	14,615

Operating expenses:
Research and development	7,826	9,651
Sales and marketing	6,118	7,139
General and administrative	4,450	3,809

Total operating expenses	18,394	20,599

Loss from operations	(6,094)	(5,984)
Interest and other income, net	302	515

Loss before taxes	(5,792)	(5,469)
Income tax benefit	(2,171)	(2,051)
Minority interest	236	—

Net loss	$(3,385)	$(3,418)

Loss per share of common stock:
Basic	$(0.09)	$(0.09)

Diluted	$(0.09)	$(0.09)

Weighted average basic and diluted shares outstanding	37,940	37,483

Note: The above pro forma amounts for the quarters ended March 31, have been adjusted to remove the following items:

Pro forma net loss	$(3,385)	$(3,418)
Amortization of intangible assets	(1,613)	(2,271)
Restructuring and other costs	(1,327)	(2,787)
In-process research and development write-off	(1,640)	(4,060)
Goodwill impairment	(2,227)	—
Gain on investments	32	—
Tax benefit	308	3,517

Net loss as reported	$(9,852)	$(9,019)

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MetaSolv Reports First Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2003	December 31, 2002
	(Unaudited)
Current assets:
Cash and cash equivalents	$29,202	$28,113
Restricted cash	989	12,666
Marketable securities	28,005	30,001
Trade accounts receivable, less allowance for doubtful accounts of $3,931 in 2003 and $3,825 in 2002	15,131	17,025
Unbilled receivables	2,999	1,738
Prepaid expenses	5,147	5,119
Deferred tax assets	5,040	5,943
Other current assets	6,741	4,666

Total current assets	93,254	105,271
Property and equipment, net	16,765	16,185
Intangible assets	10,541	6,127
Deferred tax assets and other assets	12,366	10,786

Total assets	$132,926	$138,369

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,078	$7,251
Accrued expenses	27,015	22,780
Deferred revenue	11,854	9,317

Total current liabilities	43,947	39,348
Deferred income taxes	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 37,940,698 in 2003, and 37,939,738 in 2002	190	190
Additional paid-in capital	144,219	144,388
Deferred compensation	(24)	(66)
Accumulated other comprehensive income	(25)	38
Accumulated deficit	(55,381)	(45,529)

Total stockholders’ equity	88,979	99,021

Total liabilities and stockholders’ equity	$132,926	$138,369

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